Exhibit 99.1

FOR IMMEDIATE RELEASE

Broadwind Energy Prices $13 Million
Public Offering of Common Stock

NAPERVILLE, Ill., Sept. 16, 2011—Broadwind Energy, Inc. (NASDAQ:BWEN) today announced that it has priced an underwritten public offering of 32,500,000 shares of its common stock at a price to the public of $0.40 per share for gross proceeds of $13.0 million. The net proceeds from the sale of the shares, after deducting the underwriter’s discounts and other estimated offering expenses payable by us, will be approximately $11.7 million.

Broadwind currently intends to use the net proceeds from the offering for general corporate purposes. The offering is expected to close on or about September 21, 2011, subject to the satisfaction of customary closing conditions.

The securities described above are being offered by us pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission (SEC). The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Lazard Capital Markets LLC is acting as the sole book-running manager for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A preliminary prospectus supplement relating to this offering was filed with the SEC on September 15, 2011 and can be obtained at the SEC’s website at http://www.sec.gov. When available, copies of the final prospectus supplement and accompanying base prospectus relating to this offering can be obtained at the SEC’s website noted above or from Lazard Capital Markets LLC, 30 Rockefeller Plaza, 60th Floor, New York, NY 10020 or via telephone at (800) 542-0970.

About Broadwind Energy, Inc.
Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications to wind towers, to comprehensive remanufacturing of gearboxes and blades, to operations and maintenance services, and heavy weldments, we have solutions for the energy needs of the future. With facilities throughout the U.S., Broadwind Energy’s talented team of 800 employees is committed to helping customers maximize performance of their investments—quicker, easier and smarter.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995-that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

CONTACT: John Segvich, 630.995.7137, john.segvich@bwen.com